EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of American Residential Services, Inc. (the "Company") of our reports on the audited financial statements of the Company, dated August 21, 1996 (except with respect to an additional matter as to which the date is September 9, 1996), General Heating Engineering Company, Inc., Atlas Services, Inc., Service Enterprises, Inc., Florida Heating and Air Conditioning, Inc., DIAL ONE Meridian and Hoosier, Inc., dated May 24, 1996, and ADCOT, Inc., dated May 24, 1996 (except with respect to an additional matter as to which the date is June 5, 1996) included in or made a part of the Company's Registration Statement on Form S-1 (Reg. No. 333-06195), and to all references to our Firm included in this Registration Statement.

                                    ARTHUR ANDERSEN LLP

Houston, Texas
September 27, 1996